UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 19, 2019

Date of Report (Date of earliest event reported)

PROCESSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-184948	45-1539785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7380 Coca Cola Drive, Suite 106
Hanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 776-3133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws.

On December 19, 2019, Processa Pharmaceutical, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation of the Company, as amended and restated, with the Secretary of State of Delaware (the “Certificate of Amendment”) to effect a one for seven reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), effective as of 12:01 a.m. Eastern Time on December 23, 2019.  The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 38,404,530 shares to 5,486,362 shares.  The Reverse Stock Split will not change the total number of shares of Common Stock or preferred stock authorized for issuance by the Company.

As previously disclosed, the holder of the majority of the Company’s issued and outstanding shares approved a reverse stock split of the Common Stock, in a range of not less than one for four and not more than one for ten shares of Common Stock, with the exact ratio within such range to be determined by the Board of Directors of the Company (the “Board”).  The Board determined to effect the Reverse Stock Split at a ratio of one for seven, and approved the corresponding final form of the Certificate of Amendment.

The Reverse Stock Split will become effective as of 12:01 a.m. Eastern Time on December 23, 2019, at which time every seven shares of the Company’s issued and outstanding Common Stock will be automatically converted into one issued and outstanding share of Common Stock, without any change in the par value per share.

No fractional shares will be issued as a result of the Reverse Stock Split.  Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse split ratio of the Reverse Stock Split, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares rounded up to the nearest whole number and, accordingly, no money will be paid for a fractional share. The new CUSIP number for the Common Stock following the Reverse Stock Split is 74275C 205.

Item 8.01	Other Events.

On December 20, 2019, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) The following exhibits are being furnished herewith.

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment of the Certificate of Incorporation of Processa Pharmaceutical, Inc. dated December 19, 2019.

99.1	Processa Pharmaceutical, Inc. Press Release, dated December 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Processa Pharmaceuticals Inc., a Delaware corporation

Date: December 20, 2019	By:	/s/ David Young
David Young
Chief Executive Officer